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Exhibit 99.3

FORM OF LETTER OF TRANSMITTAL
LETTER OF TRANSMITTAL

To accompany certificates formerly representing shares of 7.89% Series C Cumulative Step-Up Premium Rate Preferred Stock, par value $.0001 per share, of
SPG PROPERTIES, INC.

(the "Properties Series C Preferred Stock")

DESCRIPTION OF SHARES OF PROPERTIES SERIES C PREFERRED STOCK ENCLOSED

Name and Address of Registered Holder(s) (If blank, please fill in, exactly as name appears on share certificate(s))	Certificate(s) Enclosed (Please list below—if additional space is necessary please use the area entitled Additional Space on the last page)

	Certificate Number (s)	Number of Shares

<--

	Total Shares		<--

IF ANY OR ALL OF YOUR CERTIFICATES ARE LOST OR DESTROYED, PLEASE CONTACT THE EXCHANGE AGENT AT              FOR REPLACEMENT INSTRUCTIONS BEFORE YOU SUBMIT THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD
BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 4, 6 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 7 and 8)

To be completed ONLY if a certificate for Simon Property Group, Inc. 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock ("Simon Series G Preferred Stock") is to be issued to someone other than the undersigned.	To be completed ONLY if a certificate for Simon Series G Preferred Stock is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.
Issue and mail Simon Series G Preferred Stock certificate(s) to:	Mail the Simon Series G Preferred Stock certificate(s) in the name of the undersigned to:
Name(s):	Name:
(Please Print)	(Please Print)
Address:
Address:
(Include Zip Code)

(Include Zip Code)	/ / Check this box if this is how your address should be reflected on Simon Property Group, Inc.'s Shareholder Records.

SIGNATURE GUARANTEE
(Required ONLY in cases specified in Instruction 1)

Signature(s) Guarantee:

(Name of Firm Providing Signature Guarantee—Please Print)

(Authorized Signature, Title)

Date

, 2001

Ladies and Gentlemen:

    Pursuant to an Agreement of Merger dated as of May 9, 2001 between Simon Property Group, Inc. ("Simon") and SPG Properties, Inc. ("Properties"), the undersigned hereby surrenders to Mellon Investor Services LLC acting as exchange agent (the "Exchange Agent") the certificate(s) (each, a "Certificate") formerly representing all of the undersigned's shares of Properties Series C Preferred Stock listed above in exchange for 1 share of Simon Series G Preferred Stock for each share so surrendered (the "Merger Consideration").

    The undersigned hereby represents and warrants that the undersigned was the registered holder of the Properties Series C Preferred Stock on June 30, 2001 (the effective date upon which Properties merged with and into Simon), with good title to the above-described Properties Series C Preferred Stock and full power and authority to sell, assign and transfer the Properties Series C Preferred Stock represented by the enclosed Certificate(s), free and clear of all liens, claims and encumbrances, and not subject to any adverse claims. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such Properties Series C Preferred Stock. The undersigned hereby irrevocably appoints the Exchange Agent, as agent of the undersigned, to effect the exchange. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

    It is understood that the undersigned will not receive any certificates for the Simon Series G Preferred Stock until the Certificate(s) representing the Properties Series C Preferred Stock owned by the undersigned are received by the Exchange Agent at the address set forth on the sheet entitled "Instructions", together with such documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent.

    Unless otherwise indicated above under Special Issuance Instructions, in exchange for the enclosed Certificate(s), the undersigned requests that a certificate representing Simon Series G Preferred Stock be issued to the undersigned. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail such certificate to the undersigned at the address shown on the previous page. In the event that both the Special Issuance Instructions and the Special Delivery Instructions are completed, please issue and mail such certificate to the person or entity so indicated at the address so indicated. Appropriate signature guarantees have been included with respect to Properties Series C Preferred Stock for which Special Issuance Instructions have been given.

SIGN HERE Important: Please also complete Substitute Form W-9 on the next page.

-->
(Signature(s) of Owner(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of certificates as evidenced by endorsement or stock powers transmitted herewith. If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated.) (See Instruction 4)
Date , 2001
-->	Name(s):
(Please Print)
-->	Capacity (Full Title):
Address:
Area Code and Telephone Number:

IMPORTANT TAX INFORMATION

    Under Federal income tax laws, a holder who receives payment of the Merger Consideration is required by law to provide the Exchange Agent (as payer) with such holder's correct TIN on Substitute Form W-9. If such holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed on the holder by the Internal Revenue Service, and payment of the Merger Consideration may be subject to backup withholding.

    Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in Part 4 of Substitute Form W-9.

    If backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

    To prevent backup withholding on payments made with respect to Properties Series C Preferred Stock, the holder is required to notify the Exchange Agent of such holder's correct TIN by completing the Substitute Form W-9, certifying that the TIN provided on the form is correct (or that such holder is awaiting a TIN) and certifying that (a) such holder is exempt from backup withholding, (b) such holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified such holder that such holder is no longer subject to backup withholding.

PAYER'S NAME: MELLON INVESTOR SERVICES LLC
SUBSTITUTE FORM W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. Part 2—Certification—Under penalties of perjury, I certify that:	Social Security Number OR Employer Identification Number
Please fill in your name and address below.	(1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and	PART 3—Awaiting TIN / /

Name Address (number and street) City, State and Zip Code	(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and	PART 4—Exempt TIN / /
Department of the Treasury Internal Revenue Service	(3) I am a U.S. person (including a U.S. resident alien).
Payer's Request for Taxpayer Identification Number (TIN)
Certification instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4 above.
SIGNATURE: DATE:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO CERTIFICATES SURRENDERED IN CONNECTION WITH THE MERGER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but will be refunded if I then provide a certified taxpayer identification number within 60 days.

Signature	Date

INSTRUCTIONS

    The enclosed Letter of Transmittal should be promptly (i) completed and signed in the space provided on pages 1 and 2 of the Letter of Transmittal and in the space provided on the Substitute Form W-9, and (ii) mailed or delivered with your Certificate(s) representing Properties Series C Preferred Stock to the Exchange Agent at the following address:

By Hand, Mail or Overnight Courier:

    A former stockholder of Properties will not receive any certificates for the Simon Series G Preferred Stock in exchange for his or her Certificate(s) representing Properties Series C Preferred Stock until the Certificate(s) owned by such stockholder is received by the Exchange Agent at the above address, together with such documents as the Exchange Agent may require and until the same are processed for exchange by the Exchange Agent.

    1.  Guarantee of Signatures. No signature guarantee on the Letter of Transmittal is required if the Letter of Transmittal is signed by the registered holder of the Properties Series C Preferred Stock surrendered herewith unless (i) such holder has completed either the box entitled "Special Issuance Instructions" on the Letter of Transmittal, or, (ii) if shares are surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an "Eligible Institution"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

    2.  Delivery of Letter of Transmittal and Certificates. Please do not send the Certificate(s) directly to Properties. The Certificate(s), together with a properly completed and duly executed copy of the Letter of Transmittal or a facsimile hereof and any other documents required by the Letter of Transmittal, should be delivered to the Exchange Agent at the address set forth above.

    The method of delivery of Certificate(s) and any other required documents is at the election and risk of the owner. However, if Certificate(s) are sent by mail, it is recommended that they be sent by certified mail, properly insured, with return receipt requested. Risk of loss and title of the Certificate(s) shall pass only upon delivery of the Certificate(s) to the Exchange Agent.

    All questions as to validity, form and eligibility of any surrender of any Certificate hereunder will be determined by Simon (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding. Simon reserves the right to waive any irregularities or defects in the surrender of any Certificate(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived.

    3.  Inadequate Space. If the space provided on page 1 is inadequate, the Certificate numbers and the number of shares of Properties Series C Preferred Stock represented thereby should be listed in the area entitled "Additional Space" provided on the next page.

    4.  Signatures on Letter of Transmittal, Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder of the Certificate(s) surrendered hereby, the signature must correspond exactly with the name written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

    If the Certificate(s) surrendered hereby is owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

    If any surrendered Properties Series C Preferred Stock is registered in different names on several Certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

    When the Letter of Transmittal is signed by the registered owner(s) of the Certificate(s) listed and surrendered herewith, no endorsements of the Certificate(s) or separate stock powers are required.

    If the Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, such Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such Certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

    If the Letter of Transmittal or any Certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and evidence satisfactory to the Exchange Agent of his or her authority so to act must be submitted. The Exchange Agent will not exchange any Properties Series C Preferred Stock until all instructions herein are complied with.

    5.  New Certificates in Same Name. If all certificates representing Simon Series G Preferred Stock are to be registered in exactly the same name that appears on the Certificate(s) being submitted with the Letter of Transmittal, the stockholder will not be required to endorse the Certificate(s) submitted herewith or to make any payment for transfer taxes.

    6.  New Certificates in Different Name. If any certificate representing Simon Series G Preferred Stock is to be registered in other than exactly the name that appears on the Certificate(s) representing the Properties Series C Preferred Stock being submitted with the Letter of Transmittal, the Certificate(s) being submitted herewith must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on the Letter of Transmittal must be guaranteed by an Eligible Institution. In such case the "Special Issuance Instructions" box on the Letter of Transmittal must be completed and the signature(s) on the Letter of Transmittal must be guaranteed as herein specified.

    7.  Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the Merger Consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to Simon or must establish to the satisfaction of Simon that such tax has been paid or is not applicable.

    8.  Special Delivery Instructions. Indicate on the "Special Delivery Instructions" box the name and address of the person(s) to whom the certificate comprising the Merger Consideration is to be sent if different from the name and address of the person(s) signing the Letter of Transmittal. Filling in the box will NOT change your address for dividends and other mailings unless you check the appropriate box.

    9.  Substitute Form W-9. Each surrendering stockholder is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9, and to certify whether the stockholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering stockholder to Federal income tax withholding at a rate of 31% on payments made to such surrendering stockholder with respect to the Properties Series C Preferred Stock. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in Part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the surrendering holder must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. If you have checked the box in Part 3 and do not provide the Exchange Agent with a properly certified TIN within 60 days, the Exchange Agent will withhold 31% on reportable payments made thereafter until a properly certified TIN is received by the Exchange Agent. During the 60-day period the Exchange Agent will withhold 31% on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Exchange Agent.

However, such amounts will be refunded to such surrendering holder if a TIN is provided to the Exchange Agent within 60 days. See "Important Tax Information."

    10. Lost or Destroyed Certificates. If your Certificate(s) has been lost or destroyed, please contact the Exchange Agent at            . You will then be instructed as to the steps you must take in order to surrender your Certificate(s) for exchange.

    11. Dividends on Simon Series G Preferred Stock. Unless and until the Certificates representing Properties Series C Preferred Stock have been exchanged for shares of Simon Series G Preferred Stock, such Certificates shall evidence ownership of the shares of Simon Series G Preferred Stock into which the shares of Properties Series C Preferred Stock have been converted for all purposes, including the right to receive dividends thereon.

    12. Information and Additional Copies. Information and additional copies of the Letter of Transmittal may be obtained from the Exchange Agent by writing to the mailing address or calling            .

ADDITIONAL SPACE

DESCRIPTION OF SHARES OF PROPERTIES SERIES B PREFERRED STOCK ENCLOSED

Name and Address of Registered Holder(s) (If blank, please fill in, exactly as name appears on share certificate(s))	Certificate(s) Enclosed (Please list below if the space provided on page 1 was inadequate)

	Certificate Number (s)	Number of Shares

<--

	Total Shares		<--

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IMPORTANT TAX INFORMATION
INSTRUCTIONS
ADDITIONAL SPACE